EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting Agreements With Lawrence Principato and Todd Roberti of CompScript, Inc. of our report dated March 31, 1997, with respect to the consolidated financial statements of CompScript, Inc. (CompScript) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, our report dated January 24, 1997, with respect to the financial statements of Medical Services Consortium, Inc. included in CompScript's Current Report (Form 8-K/A) dated March 26, 1997 and our report dated March 14, 1997, with respect to the financial statements of Hytree Pharmacy, Inc. included in CompScript's current Report (Form 8-K/A) dated June 9, 1997, filed with the Securities and Exchange Commission.




                                                     /s/ ERNST & YOUNG LLP
                                                     ------------------------
                                                     Ernst & Young LLP


West Palm Beach, Florida
June 26, 1997